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                                                                Exhibit D

                               Form of Opinion of

                       Townsend and Townsend and Crew LLP

         1. The portions of the Registration Statement and the Prospectus entitled "Risk Factors -- Uncertainty Relating to Patents and Proprietary Rights" and "Business --Patents and Proprietary Rights," (together, the "Patent Paragraphs") are accurate and complete statements or summaries of the matters set forth therein.

         2. There are no legal or governmental proceedings, other than patent applications pending, relating to patent rights of the Company, to which the Company is a party, and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or others and no basis for any such proceedings exist.

         3. To our knowledge, the Company has not received any communication in which it is alleged that the Company is infringing or violating patent rights of third parties.

         4. The Company owns or possesses licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

         5. Although we have not independently verified the accuracy and completeness of the statements contained in the Registration Statement and the Prospectus, nothing has come to our attention that would cause us to believe that, at the time the Registration Statement became effective under the Securities Act of 1933, as amended, the description and statements in the Patent Paragraphs of the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading; or as of the date of the Prospectus or the date of this opinion, the description and statements in the Patent Paragraphs of the Prospectus contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.